UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12

DANIMER SCIENTIFIC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

DANIMER SCIENTIFIC, INC.

140 Industrial Boulevard

Bainbridge, GA 39817

April 17, 2023

To Our Stockholders:

On behalf of the Board of Directors of Danimer Scientific, Inc., I cordially invite you to participate in the Annual Meeting of Stockholders to be held on June 1, 2023, at 10:00 a.m., Eastern Time. The annual meeting will be a virtual meeting of stockholders, which will be conducted in a virtual-only meeting format via live webcast. Information on how to participate in this year’s annual meeting can be found on pages 26-27. Stockholders will NOT be able to attend the Annual Meeting in-person.

The accompanying Notice of Meeting and Proxy Statement cover the details of the matters to be presented.

The Proxy Statement and form of proxy card, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, are available at https://www.cstproxy.com/danimerscientific/2023.

REGARDLESS OF WHETHER YOU PLAN TO PARTICIPATE IN THE ANNUAL MEETING VIRTUALLY, I URGE YOU TO VOTE BY RETURNING YOUR COMPLETED PROXY CARD OR VOTING VIA THE INTERNET AS DESCRIBED IN THIS PROXY STATEMENT AND THE PROXY CARD AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED. RETURNING YOUR COMPLETED PROXY CARD OR VOTING VIA THE INTERNET AS DESCRIBED IN THIS PROXY STATEMENT AND THE PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO PARTICIPATE IN THE ANNUAL MEETING VIRTUALLY.

Cordially,

DANIMER SCIENTIFIC, INC.

Stephen E. Croskrey
Chief Executive Officer and Chairman of the
Board of Directors

DANIMER SCIENTIFIC, INC

Notice of Annual Meeting of Stockholders

To Be Held on June 1, 2023

To Our Stockholders:

You are cordially invited to participate in the Annual Meeting of Stockholders, and any adjournments or postponements thereof (“Meeting” or “Annual Meeting”), of Danimer Scientific, Inc. (“Company” or “Danimer”), which will be held on June 1, 2023, at 10:00 a.m., Eastern Time, in a virtual-only meeting format via live webcast, for the following purposes:

1.
To elect the nine nominees named in the accompanying Proxy Statement to serve on the Company’s Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);
2.
To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 (Proposal 2); and
3.
To transact such other business as may properly come before the Meeting, including to consider any procedural matters incident to the conduct of the Meeting, such as the postponement in order to solicit additional proxies to vote in favor of the matters presented at the Meeting.

Stockholders of record at the close of business on April 10, 2023, are entitled to notice of and to vote at the Meeting.

The Board of Directors has determined to convene and conduct the Meeting in a virtual-only meeting format via live webcast at https://www.cstproxy.com/danimerscientific/2023. Stockholders will NOT be able to attend the annual meeting in-person. Information on how to participate in this year’s Meeting can be found on pages 26-27.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on June 1, 2023: A notice of internet availability of proxy materials was mailed or emailed to beneficial owners of our shares on or about April 19, 2023. Stockholders can request a paper or email copy of the proxy materials by following the instructions in the notice. In any case, it is important that your shares be represented and voted. A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2022, is being mailed with this Notice and the Proxy Statement to stockholders who have requested paper copies. Additionally, this Proxy Statement and form of proxy card, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, are available at https://ir.danimerscientific.com.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE OR VOTE VIA THE INTERNET AS DESCRIBED IN THIS PROXY STATEMENT AND THE PROXY CARD TO ENSURE THAT YOUR VOTE IS COUNTED.

By Order of the Board of Directors

Stephen A. Martin
Corporate Secretary
April 17, 2023

DANIMER SCIENTIFIC, INC.

140 Industrial Boulevard

Bainbridge, GA 39817

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

June 1, 2023

INTRODUCTION

Proxy Solicitation and General Information

This Proxy Statement and the enclosed form of proxy card (“Proxy Card”) are being furnished to the holders of Series A common stock, par value $0.0001 per share, of Danimer Scientific, Inc., a Delaware corporation (which is sometimes referred to in this Proxy Statement as “Danimer,” “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on June 1, 2023, at 10:00 a.m., Eastern Time, and at any adjournments or postponements thereof (“Meeting”). The Meeting will be a virtual-only meeting of stockholders, that will be conducted via live webcast. Information on how to participate in this year’s Meeting can be found on pages 26-27. The Company anticipates commencing mailing of this Proxy Statement and the Proxy Card to stockholders on or about April 19, 2023.

If you received the notice of internet availability of proxy materials (the “E-Notice”) by mail, you will not automatically receive a paper copy of the proxy materials. Instead, the E-Notice instructs you how you may access and review all of the important information contained in the proxy materials, including the Annual Report to Stockholders. The E-Notice also instructs you how you may submit your proxy. If you would like to receive a paper or email copy of our proxy materials, including the Annual Report to Stockholders, you should follow the instructions for requesting those materials included in the E-Notice. To facilitate timely delivery, please make your request for a copy on or before May 22, 2023.

At the Meeting, stockholders will be asked:

1.
To elect the nine nominees named in this Proxy Statement to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);
2.
To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 (Proposal 2); and
3.
To transact such other business as may properly come before the Meeting, including to consider any procedural matters incident to the conduct of the Meeting, such as the postponement of the Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Meeting.

The Board of Directors has fixed the close of business on April 10, 2023, as the record date ( “Record Date”) for the determination of stockholders entitled to notice of and to vote for the matters presented at the Meeting. Each such stockholder will be entitled to one vote for each share of common stock held on all matters to come before the Meeting and may vote by (a) visiting the Internet site listed on the Proxy Card, or (b) submitting your Proxy Card by mail by using the provided self-addressed, stamped envelope. Voting via the Internet or submitting a Proxy Card will not prevent you from voting virtually at the Meeting, but it will help to secure a quorum and avoid added solicitation costs.

Proxies and Voting

Whether or not you expect to participate in the virtual-only Meeting, the Board of Directors urges stockholders to submit a proxy to vote your shares in advance of the meeting by (a) visiting https://www.cstproxy.com/danimerscientific/2023 and following the on screen instructions (please have your proxy card with you when you access the webpage), or (b) submitting your Proxy Card by mail by using the previously provided self-addressed, stamped envelope. Submitting a proxy to vote your shares will not prevent you from revoking a previously submitted proxy or changing your vote as described below.

Unless revoked, a proxy will be voted at the virtual-only Meeting in accordance with the stockholder’s indicated instructions. In the absence of instructions, the shares will be voted FOR the election of each nominee for director named in this Proxy Statement (Proposal 1); and FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2).

Voting

Most beneficial owners whose stock is held in “street name” do not receive the Proxy Card. Instead, they receive voting instruction forms or proxy ballots from their bank, broker or other agent. Beneficial owners should follow the instructions on the voter instruction form or proxy ballot they receive from their bank, broker or other agent.

Our Board of Directors has selected each of Stephen E. Croskrey and Michael A. Hajost to serve as “Proxyholders” for the Meeting.

Revocation of Proxy

A stockholder may change or revoke a previously submitted vote at any time before the Meeting by: (i) delivering written notice to us at Danimer Scientific, Inc., 140 Industrial Boulevard, Bainbridge, GA 39817, c/o Stephen A. Martin, Chief Legal Officer and Corporate Secretary; (ii) duly executing and delivering a Proxy Card bearing a later date; or (iii) by voting again using the Internet voting options described in this Proxy Statement and the Proxy Card. If a stockholder’s shares are held in “street name” through a bank, broker or other nominee, any changes need to be made through them. A stockholder’s last vote will be the vote that is counted. Unless properly revoked, a proxy will be voted at the virtual-only Meeting in accordance with the stockholder’s indicated instructions. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy.

Voting on Other Matters

The Board of Directors knows of no other matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed Proxy Card or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Shares Outstanding and Entitled to Vote

Only stockholders as of the close of business on April 10, 2023 are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 101,938,376 shares of our common stock outstanding and entitled to vote, with each share entitled to one vote. See “Beneficial Ownership of Company Common Stock By Directors, Officers and Principal Stockholders” for information regarding the beneficial ownership of our common stock by our current directors, executive officers and stockholders known to us to beneficially own five percent (5%) or more of our common stock.

Quorum; Required Votes

The presence, virtually or by duly authorized proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote constitutes a quorum for this Meeting.

Abstentions and “broker non-votes” are counted as present for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee such as a bank, broker or other agent holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

Under the rules of various national and regional securities exchanges, nominees have such discretion to vote absent instructions with respect to certain “routine” matters, such as Proposal 2, the ratification of independent auditors, but not with respect to matters that are considered “non-routine,” such as the election of directors. Accordingly, without voting instructions from you, your broker will not be able to vote your shares on Proposal 1, which is a non-routine matter.

Each share of Danimer common stock entitles the holder to one vote on each matter presented for stockholder action. The affirmative vote of a plurality of the votes cast virtually at the Meeting or represented by proxy at the Meeting is necessary for the election of each of the nine nominees named in this Proxy Statement (Proposal 1). The affirmative vote of a majority of the shares of common stock present virtually at the Meeting or represented by proxy at the Meeting is necessary for the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 (Proposal 2).

Since the affirmative vote of a plurality of votes cast in person or represented by proxy at the Meeting is required for Proposal 1, abstentions and “broker non-votes” will have no effect on the outcome of such election. Since the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Meeting is necessary for the approval of Proposal 2, abstentions will have the same effect as a negative vote, but “broker non-votes” will have no effect on the outcome of the voting for Proposal 2.

We will appoint an inspector of elections to tabulate votes at the Meeting.

Proxy Solicitation; Expenses

Danimer will bear the costs of the solicitation of proxies for the Meeting. Our directors, officers and employees may solicit proxies from stockholders by mail, telephone, telegram, e-mail, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of our common stock held of record by them and such parties will be reimbursed for their reasonable expenses.

List of Stockholders

In accordance with the Delaware General Corporation Law (“DGCL”), a list of stockholders entitled to vote at the Meeting will be available for ten days prior to the Meeting, for any purpose germane to the Meeting, between the hours of 10:00 a.m. and 5:00 p.m., local time, at our offices at 140 Industrial Boulevard, Bainbridge, GA 39817.

Voting Confidentiality

Proxy Cards, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed to unrelated third parties except as required by law.

Appraisal Rights

Stockholders will have no rights of appraisal under the DGCL in connection with the proposals to be considered at the Meeting.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD OR VOTE VIA THE INTERNET AS DESCRIBED IN THIS PROXY STATEMENT AND THE PROXY CARD TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. YOUR ATTENDANCE AT the meeting will not in and of itself constitute a revocation of YOUR PRIOR VOTE.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY

DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of April 10, 2023 (“Table Date”), certain information regarding the beneficial ownership of the common stock outstanding by (i) each person known to us to own or control five percent (5%) or more of our common stock, (ii) each of our current directors, (iii) each of our current “Named Executive Officers” (as defined in Item 402(m)(2) of Regulation S-K) set forth in the summary compensation table on page 18 and (iv) our current directors and executive officers as a group. Unless otherwise indicated, each person named in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o Danimer Scientific, Inc., 140 Industrial Blvd., Bainbridge, GA 39817.

The Company (formerly Live Oak Acquisition Corp.) was incorporated in Delaware on May 24, 2019 as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization, or similar business combination with one or more businesses. Live Oak completed its initial public offering in May 2020. On December 29, 2020 (“Closing Date”), the Company consummated a business combination (“Business Combination”), pursuant to which the Company acquired all the outstanding capital stock of Meredian Holdings Group, Inc., a Georgia corporation (“Meredian Holdings Group” “MHG” or “Legacy Danimer”) through the exchange of MHG common stock for Live Oak Class A common stock. The Business Combination was effected through the merger of Green Merger Corp., a wholly owned subsidiary of Live Oak, with and into MHG, with MHG surviving the merger as a wholly owned subsidiary of Live Oak. In connection with the closing of the Business Combination, the Company changed its name from Live Oak Acquisition Corp. to Danimer Scientific, Inc and MHG was reincorporated as a Delaware corporation.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, they or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on approximately 101,938,376 shares of Common Stock issued and outstanding as of the Table Date.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Table Date, shares of common stock subject to warrants and shares of restricted stock that vest within 60 days of the Table Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock %
Directors and Named Executive Officers:
Stephen E. Croskrey (1)	4,702,512	4.3
Stuart W. Pratt (2)	1,529,754	1.5
Phillip Gregory Calhoun (3)	3,868,274	3.7
Michael A. Hajost (4)	162,856	*
Phillip Van Trump (5)	1,031,894	1.0
Dr. Isao Noda (6)	383,539	*
Gregory Hunt (7)	103,369	*
John P. Amboian (8)	966,661	*
Richard J. Hendrix (9)	628,519	*
Cynthia Cohen	-	*
Allison M. Leopold Tilley	-	*
Directors and Executive Officers as a Group (14 Individuals)	15,160,758	14.3
Five Percent Holders:
BlackRock, Inc.(10)	5,969,531	5.9

* Less than 1% of outstanding common stock

(1)
Includes 405,431 shares underlying options that are or will become exercisable within 60 days of the Table Date.
(2)
Includes 95,342 shares underlying options that are or will become exercisable within 60 days of the Table Date.

(3)
Includes 3,457,004 shares held by the Greg Calhoun DGT Family Trusts u/t/a dated September 22, 2020 GST Exempt Trust and 67,351 shares held by the Greg Calhoun DGT Family Trusts u/t/a dated September 22, 2020 GST Non-Exempt Trust, which may be deemed to be owned by Mr. Calhoun, and 82,979 shares underlying options that are or will become exercisable within 60 days of the Table Date. Mr. Calhoun disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.
(4)
Includes 114,080 shares underlying options that are or will become exercisable within 60 days of the Table Date.
(5)
Includes 929,048 shares underlying options that are or will become exercisable within 60 days of the Table Date.
(6)
Includes 378,968 shares underlying options that are or will become exercisable within 60 days of the Table Date.
(7)
Includes 103,369 shares underlying options that are or will become exercisable within 60 days of the Table Date.
(8)
Includes 93,243 shares underlying options that are or will become exercisable within 60 days of the Table Date. Includes (i) 363,943 shares that are held by the John P. Amboian 2008 Living Trust and (ii) 181,972 shares that are held by Kings Trail Trust dated September 19, 2018. Includes (i) 218,335 private warrants to purchase shares of common stock that are or will become exercisable within 60 days of the Table Date (“Warrants”) and are held by the John P. Amboian 2008 Living Trust and (ii) 109,168 Warrants held by Kings Trail Trust dated September 19, 2018. Mr. Amboian is the sole trustee of the John P. Amboian 2008 Living Trust and his spouse is the sole trustee of the Kings Trail Trust dated September 19, 2018 and, as such, Mr. Amboian may be deemed to beneficially own the shares and the Warrants held by those trusts. Mr. Amboian disclaims any beneficial ownership of the shares and the Warrants held by these trusts other than to the extent of any pecuniary interest he may have therein, directly or indirectly.
(9)
Includes 79,730 shares underlying options that are or will become exercisable within 60 days of the Table Date. Includes 341,324 shares held by RJH Management LLC. Includes 207,465 Warrants held by RJH Management LLC. Mr. Hendrix owns and controls RJH Management and as such, has voting and investment discretion with respect to the shares and Warrants held of record by RJH Management and may be deemed to have shared beneficial ownership of the common stock and the Warrants held directly by RJH Management. Mr. Hendrix disclaims any beneficial ownership of the reported shares and the Warrants other than to the extent of any pecuniary interest he may have therein, directly or indirectly.
(10)
Based solely on a Schedule 13G/A filed with the SEC on February 1, 2023 by BlackRock, Inc. on its own behalf. In such filing, BlackRock, Inc. lists its address as 55 East 52nd Street. New York, NY 10055, and indicates that, as of December 31, 2022, BlackRock, Inc. had sole voting power with respect to 5,842,967 shares of common stock, and that BlackRock, Inc. did not have shared voting power or shared dispositive power with respect to any shares of common stock and had sole dispositive power with respect to 5,969,531 shares of common stock.

We are not aware of any material proceedings to which any of our directors, nominees for director, executive officers, or affiliates of the foregoing persons or any owner of record or beneficially of more than five percent (5%) of any class of our voting securities, is a party adverse to us or has a material interest adverse to us.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Bylaws provide that the Board of Directors (“Board”) exclusively fixes the number of Directors. There are currently nine directors on the Board. Our Nominating and Corporate Governance Committee (“Nominating Committee”) and the Board have selected the nine nominees for director that are listed in this Proxy Statement for election at the Meeting, which consist of all current directors.

Our directors are elected at each Annual Meeting. Their respective terms of office will continue until the next Annual Meeting and until their successors have been duly elected and qualified in accordance with our Bylaws. There are no family relationships among our directors, nominees, or executive officers.

Except as otherwise specified or in the case of broker non-votes, each Proxy Card received will be voted for the election of the nine nominees named below to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Each of the nominees named below has been nominated by the Nominating Committee and the Board of Directors and has consented to be named a nominee in this Proxy Statement and to serve as a director, if elected. Should any nominee become unable or unwilling to accept a nomination for election, the persons named in the enclosed Proxy Card may vote for the election of a nominee designated by the Board or may vote for such lesser number of directors as may be prescribed by the Board under our Bylaws.

When considering whether directors and nominees have the experience, qualifications, attributes, and skills to satisfy their oversight responsibilities effectively, the Nominating Committee and the Board focused primarily on the information discussed in each of the nominee’s individual biographies set forth below, which contain information regarding the nominee’s service as a director, business experience and director positions held currently or at any time during the last five years or longer:

Stephen E. Croskrey, 63, has served as chairman of the Board and Chief Executive Officer of Danimer since December 2020. From February 2016 through the Business Combination, Mr. Croskrey was Chief Executive Officer and a member of the Board of Directors of Legacy Danimer. Mr. Croskrey is a business leader with over 30 years of experience in overseeing the strategic direction and operations of companies that manufacture and market a variety of products such as industrial fibers, and law-enforcement gear. From 1999 to 2005, Mr. Croskrey served as the President and Chief Executive Officer of Armor Holdings Products, LLC, a major manufacturer of military, law enforcement, and personnel safety equipment. During such tenure its annual revenue increased from $45 million to over $300 million as a result of him overseeing the acquisition and integration of 13 companies and implementing associated organic growth initiatives. Mr. Croskrey has also held senior executive positions at Allied Signal and Mobil Oil. Mr. Croskrey received an MBA degree from the Kellogg School of Management at Northwestern University. He also received a Bachelor of Science degree in Engineering from the United States Military Academy at West Point where he was also commissioned as an officer in the U.S. Army and served as a company commander, attaining the rank of captain during his six years of active duty. He is well-qualified to serve on the Board due to his extensive leadership, operational and advisory background as well as his significant strategic experience in acquiring and integrating companies.

John P. Amboian, 61, served as Live Oak’s Chairman from May 2020 to December 2020 and continues to serve on the Board following the completion of the Business Combination. Mr. Amboian is a business leader with over 30 years of experience in mergers and acquisitions, capital management, product development, branding and distribution for both privately held and public companies, across multiple industries. He served as Chairman and Chief Executive Officer of Nuveen Investments, Inc., or Nuveen (formerly NYSE: JNC), from 2007 to 2016. He was President of Nuveen from 1999 through 2007 after joining as its Chief Financial Officer from 1995 to 1999. During his time in leadership positions at Nuveen, Mr. Amboian participated in over 20 M&A and capital markets transactions, in addition to playing a leading role in Nuveen’s sale to an investment group led by Madison Dearborn, in 2007 and Nuveen’s sale process to TIAA (Teacher’s Insurance and Annuity Association of New York) in 2014. Mr. Amboian served on the Nuveen Mutual Funds board from 2007 through 2016 in addition to serving on Nuveen Investments’ public board from 1996 through 2007. Prior to Nuveen, Mr. Amboian was the Chief Financial Officer and Senior Vice President of Strategy of the Miller Brewing Company. He began his career in Corporate and International Finance at Kraft Foods, Inc., where he ended his tenure as Treasurer. Since 2013, Mr. Amboian has served at Madison Dearborn Partners as an industry advisor and is an Independent Director of the general partnership of Adams Street Partners, a private-markets investment firm. Additionally, Mr. Amboian is Chairman of Evanston Capital, a hedge fund alternative investment manager, and since 2017 has been a senior advisor to Estancia Capital. Since 2018, he chairs the board of North Square Investments, a boutique asset management firm. He is also on the advisory board of Cresset Capital Management, a wealth management firm. He advises several small businesses on organic and inorganic growth initiatives through JA Capital Advisors, LLC. He received both his Bachelor’s degree and his M.B.A. from the

University of Chicago. He is well-qualified to serve on the Board due to his extensive finance, investment and operational background.

Philip Gregory Calhoun, 60, has been a member of the Board since December 2020, and prior to that, a member of Legacy Danimer’s Board of Directors from 2014 to December 2020, and was a Director of Danimer’s Meredian, Inc. and Danimer Scientific, L.L.C. subsidiaries prior to their merger in June 2014. Mr. Calhoun is President and Chief Executive Officer of Circle C. Farms, Inc., a commercial farm and cattle ranch located in Colquitt, Georgia, where Mr. Calhoun has worked since 1981. Mr. Calhoun also is the sole proprietor of GC Sprayer Service, Inc., a crop-dusting operation in Colquitt, Georgia. Mr. Calhoun also serves as a Director of First National Bank of Decatur County located in Bainbridge, Georgia, Miller County Gin in Colquitt, Georgia and American Peanut Growers, a peanut-shelling plant in Donalsonville, Georgia. He is well-qualified to serve on the Board and all of its board committees due to his extensive commercial and operational background.

Cynthia Cohen, 70, Ms. Cohen has been a member of the Board since August 2022. Ms. Cohen has more than 20 years of business strategy, marketing, and business operations experience. In October 2018, she founded IMPACT 2040, a strategy consulting firm serving retailers, consumer brands, manufacturers, and digital technology companies, and currently acts as its President. Ms. Cohen is an advisor and board member to several start-ups and private emerging growth companies in technology and consumer product businesses, including Scroobious, where she has been an advisory board member since September 2020, Knock Inc., where she has served on the board of advisors since January 2016, AnswerLab, where she has served on the board of advisors since June 2014, and Sophelle, where she has served on the board of advisors since November 2012. Ms. Cohen has also served on several public company boards of directors, including Equity One, where she was a board member from May 2006 through March 2017, Steiner Leisure Services, where she served as a board member and chairman of the nominating and governance committee from May 2006 through December 2015, and Bebe Stores, Inc., where she served as the lead independent director from July 2001 through July 2014. Prior to founding IMPACT 2040, and the predecessor firm Strategic Mindshare in June 1990, she was a Partner in Management Consulting at Deloitte & Touche LLP. Ms. Cohen received her Bachelor of Science in Business Administration - Finance and Marketing from Boston University, for which she has been a member of the Board of Trustees since May 2020. She is well-qualified to serve on the Board due to her extensive background in the consumer products industry, as a strategy consultant, and as a prior board member of several public companies.

Richard Hendrix, 57, served as Live Oak's Chief Executive Officer and as a director on the Board from May 2020 to December 2020, and continues to serve on the Board following the completion of the Business Combination. He has significant experience in executive leadership, corporate strategy, M&A, capital markets and corporate finance for public companies. Over the course of his career, Mr. Hendrix has worked extensively with issuers and investors focused on companies in the financial services, real estate, energy, industrial, and business and consumer services sectors. He has led dozens of initial equity offerings for founder-led and Sponsor-backed companies primarily within the banking, insurance and real estate sectors. Additionally, Mr. Hendrix has considerable experience advising chief executives, boards of directors and large shareholders regarding strategy, capital structure and capital access. He has significant leadership experience in the financial industry, having served as Chief Executive Officer of FBR & Co., or FBR (formerly Nasdaq: FBRC), a capital markets firm, from 2009 to 2017, and Chairman from 2012 to 2017. Mr. Hendrix helped FBR grow into a leading bookrunner for initial common stock offerings for middle market U.S. companies. While at FBR Mr. Hendrix oversaw the growth of the company and oversaw numerous strategic transactions while in his role as Chairman and Chief Executive Officer at FBR, ultimately executing a merger with B. Riley Financial, Inc. (Nasdaq: RILY) in 2017. Following the merger, Mr. Hendrix served as director of B. Riley Financial until October 2017. Mr. Hendrix is a co-founder and Managing Partner of Live Oak Merchant Partners, a merchant bank providing capital and advisory services to middle market companies across several industries. Mr. Hendrix also currently serves as a Senior Advisor to Crestview Partners, a private equity firm, since 2017 and is currently the Chairman of Protect My Car, a portfolio company of Crestview Partners that provides extended auto warranty plans to consumers. Mr. Hendrix currently serves as a director and chair of the audit committee of Navitas Semiconductor, Inc. Mr. Hendrix’s affiliation with Crestview Partners began with Crestview’s investment in FBR over a decade before. In the last five years, Mr. Hendrix has also been the Founder and Chief Executive Officer of RJH Management Co, a privately held investment management business. Mr. Hendrix received his B.S. in Finance from Miami University. He is well-qualified to serve on the Board due to his extensive finance, investment and advisory background.

Gregory Hunt, 66, has been a member of the Board since December 2020, and prior to that, a member of Legacy Danimer’s board of directors from June 2019 to December 2020. Since May 2012, Mr. Hunt has been the Chief Financial Officer and Treasurer of Apollo Management, LP, the investment adviser to Apollo Investment Corp., a management investment company. From April 2010 to May 2012, he served as the Executive Vice President and chief financial officer for Yankee Candle Company. Prior to joining Yankee Candle, from 2007 to 2010, Mr. Hunt served as the Executive Vice President of Strategic and Commercial Development for Norwegian Cruise Lines. Prior to joining Norwegian Cruise Lines, Mr. Hunt served as Chief Financial Officer and Chief Restructuring Officer of Tweeter Home Entertainment Group, Inc. from 2006 to 2007 and the Chief Financial Officer and co-Chief Executive of Syratech Corporation from 2001 to 2006. Prior to Syratech, he held several senior financial leadership positions including Chief Financial Officer of NRT Inc., Culligan Water Technologies, Inc. and Samsonite Corporation. Mr. Hunt currently serves as a member of the board of directors of Kymera Corporation and audit committee chairman, a member of the board of directors of GoodWest Industries and co-chairman of the board of advisors for the University of Vermont School of Business. Mr. Hunt is a Certified Public Accountant and holds a Bachelor’s degree in Accounting with dual concentration in finance from the University of Vermont. He is well-qualified to serve on the Board and all of its board committees due to his extensive financial, operational and advisory background.

Allison M. Leopold Tilley, 58, Ms. Leopold Tilley has been a member of the Board since August 2022. Ms. Leopold Tilley has more than 30 years of experience advising companies on operations, strategy, governance, risk, and acquisitions. Since October 1988, Ms. Leopold Tilley has been working at Pillsbury Winthrop Shaw Pittman LLP, where she is currently a Managing Board Member and Partner. She has chaired both the Compensation Committee and Nominating Committee of the firm. From February 2016 through June 2017, Ms. Leopold Tilley served on the board of directors of FBR & Co., a then Nasdaq-listed capital markets firm, where she was the chair of the nominating committee and a member of the compensation committee. Ms. Leopold Tilley has also served on several other boards of directors, including the Ronald McDonald House at Stanford from between 2011 and 2017, where she served as the chair of the nominating and corporate governance committee, and Watermark, where she served as a director between 2010 and 2016. Ms. Leopold Tilley received her Bachelor degree in Economics and International Relations from the University of California, Davis and her J.D. from the University of California, Berkeley. She is well-qualified to serve on the Board due to her extensive background in management, operations, governance, and risk analysis.

Dr. Isao Noda, 72, has been a member of the Board since December 2020, and prior to that, a member of Legacy Danimer’s board of directors from 2016 to December 2020. Prior to joining Legacy Danimer, he had a distinguished career extending over three decades at Procter & Gamble and is recognized as one of the world’s leading authorities in the field of polymer science, including the field of bioplastics known as PHA. Currently, Dr. Noda is an affiliated teaching professor at the University of Delaware. Dr. Noda holds a Bachelor of Science degree in Chemical Engineering, a Master of Science in Bioengineering, a Master of Philosophy and a Ph.D. in Chemical Engineering from Columbia University. He earned a Doctorate in Science degree in Chemistry from the University of Tokyo. He is well-qualified to serve on the Board due to his education and science background as well as his expertise in the fields of polymer science and bioplastics.

Stuart W. Pratt, 77, has been a member of the Board since December 2020, and prior to that, a member of Legacy Danimer’s board of directors from May 2015 to December 2020 and its chairman of the board from January 2016 to December 2020. Since 2001, Mr. Pratt has been the President and Chief Executive Officer of the Fort Point Real-Estate Company. He also has served as the Chairman of the Board of Hunneman, a commercial real estate firm in Boston, Massachusetts since 2016 and previously served as its Chief Executive Officer. In the 1970s, he was the Chief Executive Officer of Federal Street Equities based in Houston, Texas. Mr. Pratt currently serves on the board of overseers of Boston University and is also a trustee emeritus of Boston University where he was chairman of the Real Estate Committee and served on its Audit, Academic Affairs and Finance committees. Additionally, he also serves as a trustee and chairman of the board of the Peabody Essex Museum, a director of Maritime International Inc. based in Bedford, Massachusetts and Avrio AI based in Boston, Massachusetts. Mr. Pratt received his Bachelor of Arts from Boston University. He is well-qualified to serve on the Board and all of its board committees due to his executive leadership, operational and advisory background.

The affirmative vote of a plurality of the votes cast virtually or represented by proxy at the Meeting is necessary for the election as directors of each of the nine nominees named in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

GOVERNANCE OF THE COMPANY

Corporate Governance

The Board is committed to sound and effective corporate governance practices. The Board maintains codes of ethics and conduct, corporate governance guidelines, committee charters, and complaint procedures for accounting and auditing matters based on the Sarbanes-Oxley Act of 2002 and New York Stock Exchange (“NYSE”) listing requirements.

Code of Ethics and Corporate Governance Documents and Guidelines

The Code of Ethics, Corporate Governance Guidelines, and the charters of our Audit, Compensation and Nominating, and Corporate Governance Committees were adopted by Danimer to promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by Danimer, and compliance with all rules and regulations that apply to Danimer and its officers and directors. These policies are available in the “Investor Relations” section on our Internet website, at https://www.danimerscientific.com, under the tab “Governance Documents” within the section called “Governance.” In addition, you may request a free copy of any such materials~~,~~ by submitting a written request to: Danimer Scientific, Inc., Attention: Corporate Secretary, 140 Industrial Boulevard, Bainbridge, GA 39817.

Board of Directors

The Board currently comprises the following nine members: Stephen E. Croskrey, John P. Amboian, Philip Gregory Calhoun, Cynthia Cohen, Richard J. Hendrix, Gregory Hunt, Allison Leopold Tilley, Dr. Isao Noda, and Stuart Pratt.

Mr. Croskrey serves as Chairman of the Board and is also the Chief Executive Officer of the Company. Mr. Amboian serves as the “lead independent director” of the Board. The Board believes that this leadership structure is appropriate for our Company given the size and scope of our business, the experience and active involvement of our Chairman and independent directors, and our corporate governance practices. As lead independent director, Mr. Amboian presides over periodic meetings of our independent directors, serves as a liaison between the chairperson of our board of directors and the independent directors and performs such additional duties as our board of directors may otherwise determine and delegate.

During fiscal 2022, the Board of Directors held eight meetings and acted by unanimous written consent in lieu of a meeting eight times. During fiscal 2022, each current director attended 100% of the meetings of the full Board of Directors, and each current directors attended at least 90% of the meetings of the Committees of the Board of Directors on which they served. Seven directors, including the lead independent director, attended the 2022 Annual Meeting of Stockholders and were available to respond to any questions submitted by stockholders.

Director Independence

The Board has evaluated each of its directors’ independence from the Company based on the definition of “independence” established by NYSE and has determined that each of Mses. Cohen and Leopold Tilley and each of Messrs. Amboian, Calhoun, Hendrix, Hunt and Noda are independent directors, constituting a majority of the Board. The Board has further determined that each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is “independent” under applicable NYSE rules.

The Board has also determined that (i) each member of our Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and (ii) each member of our Compensation Committee is an “outside director” for purposes of and by Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”)

In its evaluation of each director’s independence from the Company, the Board reviewed whether any transactions or relationships currently exist or existed during the past year between each director or nominee and the Company and its subsidiaries, affiliates, equity investors, or independent registered public accounting firm, and whether there were any transactions or relationships between each director or nominee and members of the senior management of the Company or their affiliates.

Board Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, provides risk oversight. In its risk oversight role, the Board assesses whether the risk management processes designed and implemented by management are adequate and functioning as designed, including assessing major risk factors relating to the Company and its performance and reviewing measures to address and mitigate risks. In order to efficiently discharge its duty to oversee risk management, the Board has delegated some risk oversight tasks to various committees of the Board and to members of management, each of which reports regularly to the entire Board with respect to such responsibilities.

Board Committees

The Board has three standing Committees: an Audit Committee; a Compensation Committee; and, a Nominating and Corporate Governance Committee. Copies of the committee charters setting forth the responsibilities of the Committees are available in the Investor Relations section of our website at https://www.danimerscientific.com, under the tab “Governance Documents” within the section called “Governance.” The committees will periodically review their respective charters and recommend any needed revisions to the Board.

Audit Committee

Our Audit Committee is comprised of Mr. Amboian, Ms. Cohen and Mr. Hunt, with Mr. Hunt serving as the Chairman. Ms. Cohen joined the Committee upon being elected to the Board in August of 2022. Each of our Audit Committee members was determined by the Board to be independent of Danimer based on NYSE’s definition of “independence” and can read and understand the Company’s financial statements. The Board has determined that Mr. Hunt qualifies as an audit committee financial expert (as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder).

The Audit Committee is responsible for the oversight and evaluation of (i) the qualifications, independence, and performance of our independent registered public accounting firm (“independent auditors”); (ii) the performance of our internal audit function; and (iii) the quality and integrity of our financial statements and the effectiveness of our internal control over financial reporting. The Audit Committee also assesses major risk factors relating to the Company and its performance, and reviews measures to address and mitigate financial, legal, and operational risks and prepares the Audit Committee report required by the rules of the U.S. Securities and Exchange Commission (“SEC”), which is included in this Proxy Statement beginning on page 14.

The duties of the Audit Committee of the Board, which are specified in the charter of the Audit Committee, include but are not limited to:

•
appointing and replacing the independent auditors;
•
monitoring the independence of the independent auditors;
•
discussing with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•
determining the compensation of, and oversight of the work, of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purposes of preparing and issuing an audit report or related work;
•
verifying the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by regulation;
•
pre-approving all audit services and any permitted non-audit services to be performed by the independent auditors, including the fees and terms of the services to be performed;
•
reviewing and discussing with management and the independent auditors the annual audited financial statements, and recommending to our Board of Directors whether the annual audited financial statements should be included in our Annual Report on Form 10-K;
•
discussing with management major risk assessments and risk management policies;
•
discussing with management regarding our compliance with applicable laws and regulations;
•
establishing procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and
•
reviewing and approving or rejecting any proposed related party transactions.

During fiscal 2022, the Audit Committee held sixteen meetings and acted by unanimous written consent in lieu of a meeting two times.

Compensation Committee

Our Compensation Committee is comprised of Mr. Hendrix, Mr. Calhoun and Ms. Leopold Tilley, with Mr. Hendrix serving as the Chairman. Ms. Leopold Tilley joined the Committee upon being elected to the Board in August of 2022.

The Compensation Committee reviews recommendations for executive compensation, including incentive compensation and stock incentive plans, and makes recommendations to the Board concerning levels of compensation of our executive officers and other key management personnel, as well as the adoption of incentive and stock plans.

The duties of the Compensation Committee of the Board, which are specified in the charter of the Compensation Committee, include but are not limited to:

•
reviewing and approving corporate goals and objectives with respect to compensation for the Company’s senior management team, evaluating the senior management team’s performance in light of those goals and objectives, and determining and approving the senior management team’s compensation levels based on this evaluation;
•
reviewing at least annually the compensation of non-senior management employees as the Committee determines to be appropriate (including any awards under any equity-based compensation or non-equity-based incentive compensation plan of the Company and any material perquisites);
•
reviewing the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board of Directors as needed;
•
administering such incentive compensation and other stock-based plans on behalf of the Board;
•
producing the compensation committee report on executive compensation to be included in the Company’s Proxy Statement as required; and
•
reviewing on an annual basis director compensation and benefits.

The Compensation Committee has the authority to retain or obtain advice from, as well as determine the appropriate compensation of, such compensation consultants, outside counsel and other advisors as the Compensation Committee, in its sole discretion, may deem appropriate. During 2022, the Compensation Committee relied upon advice from its engagement of FW Cook, an executive compensation consulting firm, that acted as the Company’s independent consultant with regards to CEO compensation.

The Compensation Committee does not formally meet on a regular basis, but only as circumstances require. During fiscal 2022, the Compensation Committee held no meetings and acted by unanimous written consent in lieu of a meeting five times.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (“Nominating Committee”) is comprised of Mr. Amboian and Dr. Noda, with Mr. Amboian serving as the Chairman.

The purposes of the Nominating Committee are to identify, evaluate and nominate candidates for election to the Board and review Danimer’s corporate governance guidelines and other related documents for compliance with applicable laws and regulations such as the Sarbanes-Oxley Act of 2002 and the NYSE listing requirements. The Nominating Committee considers all qualified candidates identified by members of the Board, by senior management or by stockholders.

Information concerning a proposed nominee should be forwarded to Danimer Scientific Inc., Attention: Nominating Committee c/o: Corporate Secretary, at 140 Industrial Boulevard, Bainbridge, GA 39817, and upon receipt, the Secretary will submit them to the Nominating Committee for its consideration. Such information concerning the nominee as required under the rules and regulations of the SEC to be included in our Proxy Statement, as well as a consent executed by the proposed nominee to serve as a director. In addition, the stockholder shall include a statement that the proposed nominee has no direct or indirect business conflict of interest with us, and otherwise meets our standards set forth below. See “Requirements for Submission of Stockholder Proposals, Nomination of Directors and Other Business of Stockholders” for additional information on specific procedures that a stockholder must follow to nominate persons for election as directors.

The Nominating Committee may engage third-party search firms from time to time to assist it in identifying and evaluating nominees for director. The Nominating Committee’s policy is to assess nominees recommended by stockholders, by other individuals and by third-party search firms in the same manner, as follows: the Nominating Committee reviews biographical information furnished by or about the potential nominees to determine whether they have the experience and qualities discussed above; when a Board of Directors vacancy occurs or is anticipated, the

Nominating Committee determines which of the qualified candidates, if any, to interview, based on the current needs of the Board and the Company; and members of the Nominating Committee meet with these selected individuals. If, after such meetings, the Nominating Committee determines to recommend any candidate to the Board of Directors for consideration, that individual is invited to meet with the entire Board. The Board then determines whether to select the individual as a director-nominee.

Candidates for the Board should possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility; have a genuine interest in the Company; have no conflict of interest or legal impediment which would interfere with the duty of loyalty owed to the Company and its stockholders; and have the ability and willingness to spend the time required to function effectively as a director of the Company. The Nominating Committee does not have a formal policy with regard to the consideration of diversity in identifying candidates for director but does consider their ability to contribute to the diversity of age, background, experience, viewpoints and other individual qualities and attributes represented on the Board.

The Nominating Committee also provides oversight with respect to the Company’s environmental, social and governance (“ESG”) strategy and initiatives.

The Nominating Committee does not formally meet on a regular basis, but only as circumstances require. During fiscal 2022, the Nominating Committee held two meetings and acted by unanimous written consent in lieu of a meeting one time.

Director Summary Compensation Table

The following table summarizes the compensation earned by the non-employee directors for the fiscal year ended December 31, 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
John P. Amboian	25,000	-	80,000	-	105,000
Philip Gregory Calhoun	25,000	-	50,000	-	75,000
Cynthia Cohen	25,000	-	55,000	-
Richard Hendrix	25,000	-	55,000	-	80,000
Gregory Hunt	25,000	-	70,000	-	95,000
Allison Leopold Tilley	25,000	-	50,000	-	75,000
Dr. Isao Noda	25,000	-	50,000	-	75,000
Stuart Pratt	25,000	-	50,000	18,000 (1)	68,000

(1)
Consists of cash fees pursuant to a Consulting Agreement between the Company and Mr. Pratt (which is described below under the heading “Consulting Agreement of Stuart Pratt”).

In May 2022, the Compensation Committee and the Board approved and adopted a compensation program (“Non-Employee Director Compensation Program”) for non-employee directors (an “Eligible Director”). This program consists of the following elements: (i) an annual base cash retainer of $50,000 for each Eligible Director; and (ii) an annual stock option grant value of $50,000 for each Eligible Director, with certain Eligible Directors receiving an additional option grant depending on their respective status as a lead independent director, chairperson of any of the Board’s committees, or membership on the Audit Committee.

The Lead Independent Director and the Audit Committee Chairperson receive additional options valued at $20,000. Each member of the Audit Committee (other than the Chairperson) receives incremental options having a value of $5,000. The Chairpersons of the Compensation Committee and the Nominating Committee receive additional options valued at $5,000.

All options granted to Eligible Directors under the Non-Employee Director Compensation Plan vest on the one-year anniversary of the grant date and are valued under the Company’s standard valuation methodology as of the grant date.

Danimer’s policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending Board and committee meetings or performing other services in their capacities as directors.

The following table summarizes information related to stock options awarded to our non-employee directors that were outstanding at December 31, 2022:

	Option Awards		Stock Awards
	Number of Securities Underlying Options		Number of Shares of Stock That Have
Name	Exercisable (#)	Unexercisable (#)	Not Vested (#)
John P. Amboian	50,000	43,243	-
Philip Gregory Calhoun	59,520	27,027	-
Cynthia Cohen	-	24,444	-
Richard Hendrix	50,000	29,730	-
Gregory Hunt	65,531	37,838	-
Allison Leopold Tilley	-	22,222	-
Dr. Isao Noda	351,941	27,027	-
Stuart Pratt	68,315	369,285	11,736

Consulting Agreement of Stuart Pratt

On October 3, 2020, Mr. Pratt and Danimer also entered into a Consulting Agreement (“New Pratt Consulting Agreement”), which was effective upon the closing of the Business Combination and ends on October 3, 2023, unless earlier terminated in accordance with its terms. Under the New Pratt Consulting Agreement, Mr. Pratt is entitled to an annual base salary of $18,000.

Pursuant to a letter agreement, dated as of August 12, 2021, between the Company and Mr. Pratt, in the event that the Company is unable to issue shares of common stock to Mr. Pratt in connection with stock options or restricted stock awards that the Company had previously granted, then the Company shall be contractually obligated to pay Mr. Pratt, upon the exercise of such options or the vesting of such restricted stock, an amount in cash equal to the notional value of each such stock option or restricted stock on such date; provided that any such cash payments shall be payable over a period of three years in equal quarterly instalments, starting with the date of the exercise or vesting of such awards.

Involvement in Certain Legal Proceedings

No director, executive officer or person nominated to become a director or executive officer has, within the last ten years: (i) had a bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for, any business of such person or entity with respect to which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting such person’s involvement in any type of business, securities or banking activities or practice; or (iv) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Communications with Directors

Any stockholder or other interested party wishing to communicate with the Board as a whole, the non-employee directors collectively, or any individual director should write to “Board of Directors,” “Non-Employee Directors” or the individual director in care of the Corporate Secretary at Danimer Scientific, Inc., 140 Industrial Boulevard, Bainbridge, GA 39817. Communications from stockholders or other interested parties addressed in this fashion will be forwarded directly to the Board, the non-employee directors, or the individual director, as applicable.

Complaint Procedures

Complaints and concerns about the Company’s accounting, internal accounting controls, auditing or related matters may be submitted by writing to the “Chairman of the Audit Committee” in care of the Secretary at Danimer Scientific, Inc., 140 Industrial Boulevard, Bainbridge, GA 39817. Complaints may be submitted on a confidential and anonymous basis by sending them in a sealed envelope marked “Confidential.”

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board has appointed an Audit Committee consisting of three directors. Each of the members of the Audit Committee is independent from Danimer and is financially literate as that qualification is interpreted by the Board. The Board has adopted a written charter with respect to the Audit Committee’s roles and responsibilities.

Management is responsible for Danimer’s internal control and the financial reporting process. The external auditor is responsible for performing an independent audit of Danimer’s consolidated financial statements in accordance with auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has had various discussions with management and the independent auditors. Management represented to the Audit Committee that Danimer’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis, and the Audit Committee has reviewed and discussed the quarterly and annual consolidated financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees.

The Audit Committee has received the written disclosures and a letter from the independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from Danimer and its management. The Audit Committee also considers whether the independent registered public accounting firm’s provision of audit and non-audit services to Danimer is compatible with maintaining the independent registered public accounting firm’s independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for its audit. The Audit Committee discussed with the independent auditors, with and without management present, the results of its audit, and the overall quality and integrity of financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements and the audit report on the audited financial statements be included in Danimer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.

Submitted by the Members of the Audit Committee of the Board of Directors:

Gregory Hunt (Chairman)
John P. Amboian
Cynthia Cohen

The Report of the Audit Committee does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of the date hereof. Our executive officers are appointed by and serve at the discretion of the Board.

Name	Age	Position
Executive Officers
Stephen E. Croskrey*	63	Chief Executive Officer, Director and Chairman of the Board
Michael A. Hajost	59	Chief Financial Officer
Phillip Van Trump	46	Chief Science & Technology Officer
Michael Smith	54	Chief Operating Officer
Scott Tuten	47	Chief Marketing & Sustainability Officer

* See “Biographical Information for Directors” for biographical information with respect to Mr. Croskrey.

Michael A. Hajost, 59, has been Danimer’s Chief Financial Officer since March 2022, and before then was Special Advisor to the Chief Executive Officer in February and March 2022. Before joining Danimer, Mr. Hajost served as Executive Vice President, Finance, and Chief Financial Officer of Strategic Materials, Inc., a North American glass recycler with approximately 900 employees in over 50 locations throughout the U.S., Canada and Mexico. During his career at Strategic Materials, Mr. Hajost had responsibility for numerous corporate and operating finance functions, upgraded key finance positions and led the overhaul of that company’s financial reporting framework. Before Strategic Materials, Mr. Hajost was Senior Vice President, Finance, and Chief Financial Officer of Accuride Corporation, a manufacturer of wheel and wheel-end components for the commercial truck, passenger car and off-road vehicle industries, from 2015 to 2018. Mr. Hajost led the effort to recapitalize Accuride, then a public company listed on the New York Stock Exchange, as a private company, resulting in Accuride being taken private by Crestview Partners. From 2008 to 2015, Mr. Hajost was Vice President, Treasury and Investor Relations, at Carpenter Technology Corporation, a NYSE-listed manufacturer of specialty alloys and engineered products used in the aerospace & defense, energy, medical, automotive, and consumer & industrial markets. At Carpenter Technology, Mr. Hajost was responsible for world-wide management of treasury, financing and risk management activities. Before then, Mr. Hajost was employed in multiple finance and treasury positions, including at JBS Swift & Co., Guidant Corporation, and Eli Lilly & Co. Mr. Hajost’s corporate career was preceded by five years of service as an officer in the U.S. Army where he attained the rank of Captain. Mr. Hajost obtained his MBA from the Booth School of Business at the University of Chicago and graduated from the United States Military Academy at West Point with a Bachelor of Science degree in Engineering.

Phillip Van Trump, 46, has been Danimer’s Chief Science and Technology Officer since December 2020, and before then had been Legacy Danimer’s Chief Technology Officer since 2014. Mr. Van Trump manages research and development, product development, regulatory affairs, and intellectual property for Danimer. Prior to these roles, Mr. Van Trump worked in various positions within Legacy Danimer, performing bench-scale to pilot-level research and playing an integral role in the procurement of equipment and laboratory personnel to advance Danimer’s objectives. He holds a Bachelor of Science in Molecular Biology and Microbiology from the University of Central Florida and an MBA from Emory University.

Michael Smith, 54, has been Danimer’s Chief Operating Officer since December 2020 and before then had been Legacy Danimer’s Chief Operating Officer since 2015. Prior to being appointed as Chief Operating Officer, Mr. Smith held various other positions with Legacy Danimer. He has significant manufacturing experience, especially in implementing lean manufacturing techniques, and is integral to the continuous-process improvement of Danimer’s manufacturing operations. Before joining Legacy Danimer, Mr. Smith held high-level manufacturing positions at Ingersoll Rand from 1991 to 1996, Amoco from 1996 to 1998, British Petroleum from 1998 to 2004, and Propex from 2004 to 2007. He holds a Bachelor of Science degree in Industrial and Systems Engineering from the Georgia Institute of Technology and has received extensive training in the Six Sigma Tools process controls and lean manufacturing techniques.

Scott Tuten, 47, has been Danimer’s Chief Marketing and Sustainability Officer since December 2020 and before then had been Legacy Danimer’s Chief Marketing Officer since 2006. Mr. Tuten has significant experience in the fields of international logistics, supply-chain management, transportation, inventory control, operations, sales, and warehousing. Mr. Tuten joined Danimer in 2006 as Vice President of Operations and was quickly promoted to Senior Vice President of Operations. In 2014, Mr. Tuten was appointed Chief Marketing Officer to manage overall sales and marketing. He holds a Bachelor of Business Administration degree in Logistics and an MBA from Georgia Southern University.

There are no family relationships between any of our executive officers and any director of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee assists the independent members of the Board in establishing a compensation package for the Chief Executive Officer and assists the Board in establishing compensation packages for the other executive officers, Danimer’s key employees and non-employee directors, as well reviewing and approving Danimer’s incentive compensation and equity compensations plans. The Compensation Committee is generally responsible for setting and administering the policies which govern annual salaries of executive officers, raises and bonuses, and awards of stock options and common stock under the Danimer Scientific, Inc. 2020 Long-Term Incentive Plan (“2020 Plan”) and otherwise. However, at times the full Board has determined annual executive salaries, raises and bonuses as well as grants of stock options and common stock without first receiving recommendations from the Compensation Committee. From time to time, the Compensation Committee reviews compensation packages to ensure that they remain competitive with the compensation packages offered by similarly situated companies and continue to incentivize management and align management’s interests with those of our stockholders. Although the Compensation Committee does not target executive compensation to any peer group median, they strive to provide a market-competitive compensation package and reward each executive’s performance.

Executive Compensation Philosophy and Objectives

The Compensation Committee examines and refines the Company’s compensation philosophy, objectives and strategy as part of the Company’s ongoing efforts to maintain “best practices” in this area and corporate governance in general. The general philosophy of our executive compensation program is to attract and retain talented management that are enthusiastic about the Company’s mission and culture while ensuring that our executive officers are compensated in a way that advances the interests of our stockholders. The Compensation Committee believes that the Company’s compensation packages must be competitive, must support the Company’s overall strategy and objectives, must provide significant rewards for outstanding financial performance while establishing clear consequences for underperformance, and must align management’s interests with the interests of stockholders by linking compensation with performance. Annual bonuses and long-term awards for our executive officers are designed to take into account not only objective financial goals but other such considerations as the Compensation Committee and the Board deem appropriate, and typically the Board has established the performance metrics for annual bonuses as part of our annual budget process. However, it is generally the Compensation Committee’s responsibility to determine the goals for the performance-based compensation payable to our CEO and CFO, subject to ratification by the Board, and to certify compliance with such goal achievement before such compensation is paid.

In determining the compensation packages for our executive officers, key employees, and non-employee directors, the Compensation Committee and the Board have evaluated the history and performance of the Company and the packages awarded to the executive officers, key employees and non-employee directors at similarly situated companies.

Risk Considerations

We have designed our compensation programs to be balanced so that our employees are focused on both short and long-term financial and operational performance. Goals are appropriately set with targets that encourage growth in the business, while doing so in a manner that encourages profitability. The Compensation Committee reviewed our 2022 compensation programs and believes that the mix and design of the elements of such programs do not encourage our employees to assume excessive risks and accordingly are not reasonably likely to have a material adverse effect on the Company.

Use of Outside Consultants

The Compensation Committee has the authority to retain and terminate any independent compensation consultant and to obtain advice and assistance from internal and external legal, accounting, and other advisors. During 2022, the Compensation Committee relied upon previous advice from its 2021 engagement of FW Cook, an executive compensation consulting firm, which acted as the Company’s independent consultant with regards to CEO compensation.

Compensation Program Components

Our executive compensation program consists of three key elements: (i) annual base salaries; (ii) a performance-based annual bonus; and (iii) periodic grants of equity awards, including stock options and restricted stock. The

Compensation Committee believes that this three-part approach best serves the interest of Danimer and its stockholders’ by motivating executive officers to improve our financial position, holding executives accountable for the performance of the organizations for which they are responsible and by attracting key executives into our service. Under our compensation program, annual compensation for Named Executive Officers includes a significant portion of pay that is “at risk”, specifically, the annual bonus and equity-based compensation.

For the fiscal year ended December 31, 2022, the components of compensation for Named Executive Officers were: (i) cash compensation; (ii) equity-based compensation; and (iii) perquisites and other benefits. Additional details on each element of our compensation program are outlined below.

Cash Compensation

Base Salary

Base salary for Danimer’s Named Executive Officers has historically been set at a level commensurate with such executive’s duties and authorities, contributions, prior experience, and sustained performance. The base salaries for our Named Executive Officers are set forth in their respective employment agreements and disclosed in the table below.

In 2022, the annual base salaries for Messrs. Croskrey, Hajost, and Van Trump were established pursuant to their respective employment agreements, under which Mr. Croskrey’s annual base salary was set at $875,000, Mr. Hajost’s annual base salary was set at $400,000 and Mr. Van Trump’s annual base salary was set at $311,538.

Cash Bonus

In 2022, there was no cash bonus paid to Mr. Croskrey as targeted financials metrics were not achieved.

In 2022, Mr. Hajost received a relocation bonus earned upon his acceptance of the role in 2022 pursuant to his employment agreement.

Danimer provides annual bonuses to the other executive officers based on corporate performance metrics, as determined by the Board of Directors upon recommendation by the Chief Executive Officer. Mr. Van Trump did not earn discretionary cash bonuses for fiscal year 2022 as targeted financial metrics were not achieved.

Equity-Based Compensation

In 2022, in connection with their respective employment agreements, Mr. Croskrey received a performance stock award and a stock option award, and Mr. Hajost received a performance stock award, restricted stock awards and stock option awards. Mr. Van Trump did not receive a discretionary equity award in 2022.

Perquisites and Other Personal and Additional Benefits

Benefits and Perquisites

The Company provides benefits to its Named Executive Officers on the same basis as provided to all of its employees, including medical, dental and vision insurance; life insurance; accidental death and dismemberment insurance; critical illness insurance; short-and long-term disability insurance. The Company also provides a tax-qualified Section 401(k) plan for which the Company matches elective deferrals of up to 4% of an employee’s eligible earnings. The Named Executive Officers are entitled either to use of a company car or a monthly car allowance. Certain executives also receive reimbursement for tuition for graduate level degrees. Except as otherwise disclosed herein, the Company does not maintain any other executive-specific benefit or perquisite programs.

Anti-Hedging Policy

The Company’s Code of Business Conduct and Ethics provides Company employees, officers and directors may not buy or sell put or call options on the Company’s stock and may not sell Company stock short. Contracts that may have short-selling features to them (e.g. forward sales contracts) may only be entered into with the approval of the Chief Executive Officer or the Chief Executive Officer’s designee.

Post-Employment and Other Events

Retirement Benefits

Danimer provides a tax-qualified Section 401(k) plan for all employees, including the Named Executive Officers. Danimer matches elective deferrals of up to 4% of an employee’s eligible earnings. Danimer does not provide to employees, including its Named Executive Officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and non-qualified defined contribution plans.

Role of Executive Officers in Compensation Decisions

The Company’s Chief Executive Officer evaluates the individual performance and the competitive pay positioning of senior management members who report directly to the Chief Executive Officer, including the Named Executive Officers. The Chief Executive Officer can then make recommendations to the Compensation Committee regarding the target compensation, job leveling and grading for such Named Executive Officers and other executive officers of the Company.

Summary

The Compensation Committee believes that the total compensation package has been designed to motivate key management to improve the operations and financial performance of the Company, thereby increasing the market value of our common stock. The tables in this Executive Compensation section reflect the compensation structure established by the Compensation Committee.

Summary Compensation Table

The following table sets forth information concerning the compensation of the Named Executive Officers for the periods presented below.

Name and Principal Position	Year(4)	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Stephen E. Croskrey	2022	875,000	-	2,576,630	3,344,444	12,938	6,809,012
Chief Executive Officer	2021	875,000	2,671,314	57,145,505	11,147,551	24,233	71,863,603
Michael A. Hajost	2022	349,478	31,920	1,125,132	599,853	12,112	2,118,495
Chief Financial Officer	2021	-	-	-	-	-	-
Phillip Van Trump	2022	311,538	-	-	-	26,962	338,500
Chief Science and Technology Officer	2021	300,000	56,241	13,894,449	-	23,003	14,273,693
(1)
The 2022 bonus for Mr. Hajost represents a relocation bonus earned upon his acceptance of the role in 2022. The 2021 bonus amounts for Messrs. Croskrey and Van Trump related to targets achieved during fiscal year 2021 and were paid in March 2022.
(2)
The amounts in these columns represent the aggregate grant date fair value of awards granted to each Named Executive Officer, computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation. The grant date fair value of the stock awards were determined by the NYSE closing price on the date of grant. The grant date fair values of the option awards were determined using a modified Black Scholes model.
(3)
All Other Compensation is comprised of Danimer matching contributions under Danimer’s 401(k) plan which is a tax-qualified defined contribution plan, use of company car, car allowance, and/or certain tuition payments.

The following summarizes “All Other Compensation” provided to the Named Executive Officers during the year ended December 31, 2022, as follows:

•
Mr. Croskrey: personal use (on a lease value basis) of company automobile ($738) and 401(k) plan match ($12,200).
•
Mr. Hajost: car allowance ($6,463) and 401(k) match ($5,649).
•
Mr. Van Trump: personal use (on a lease value basis) of a company automobile ($2,817) and 401(k) match ($5,591).

The following summarizes “All Other Compensation” provided to the Named Executive Officers during the year ended December 31, 2021, as follows:

•
Mr. Croskrey: annual value (on depreciation basis) of company house ($7,081); annual value (on depreciation basis) of company automobile ($5,752); and 401(k) plan match ($11,600).
•
Mr. Van Trump: personal use (on a lease value basis) of a company automobile ($457); car allowance certain tuition payments ($17,007); and 401(k) match ($5,538).

(4) Mr. Hajost's employment began on February 7, 2022, therefore he received no compensation from the Company for fiscal year 2021.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers at December 31, 2022:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Number of Unearned Shares That Have Not Vested (#)	Market or Payout Value of Unearned Shares That Have Not Vested ($)
Stephen E.	-	972,222	3.99	3/15/2032	1,006,324	1,801,320	535,641	958,797
Croskrey	-	2,571,737	24.20	12/29/2030	-	-	-	-
	-	1,154,616	24.20	7/23/2031	-	-	-	-
	81,357	162,716	18.24	7/23/2031	-	-	-	-
Michael A.	-	231,129	3.88	2/7/2032	141,751	253,734	50,251	89,949
Hajost	-	111,111	3.99	3/15/2032	-	-	-	-
Phillip	620,729	-	3.28	6/30/2026	251,506	450,196	-	-
Van Trump	247,266	-	3.28	12/18/2027	-	-	-	-
	61,053	30,527	6.88	9/1/2030	-	-	-	-
	-	642,934	24.20	12/29/2030	-	-	-	-

Pay Versus Performance Table

Set forth below is the information required by Item 402(v) of Regulation S-K, which requires the Company to disclose certain information about the relationship between executive “compensation actually paid” by the Company and its financial performance. The term “compensation actually paid,” or “CAP”, is as defined by Item 402(v) and calculated as explained further below. CAP does not necessarily reflect the compensation actually received by or transferred to any of our NEOs for any of the years presented.

Year	Summary Compensation Total for PEO ($)(1)	Compensation Actually Paid PEO($)(3)	Average Summary Compensation Total for non-PEO Named Executive Officers($)(2)	Average Compensation Actually Paid to non-PEO Named Executive Officers($)(3)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return ($)(4)	Net Income ($)
2022	6,809,012	(14,369,261)	1,228,498	(7,945,911)	(92.39)	(179,758,528)
2021	71,863,603	(11,528,814)	7,136,847	(6,541,869)	(63.76)	(60,106,377)
(1)
Mr. Croskrey served as our Chief Executive Officer, or Principal Executive Officer (“PEO”) in 2022 and 2021
(2)
For 2022, our non-PEO NEOs included Messers. Hajost and Van Trump. For 2021, our non-PEO NEO included just Mr. Van Trump.
(3)
Set forth below are adjustments to the total compensation amounts presented in the Summary Compensation Table for our fiscal years 2021 and 2022 as prescribed by Item 402(v) of Regulation S-K to arrive at CAP.
(4)
Assumes $100 initial investment was made on December 31, 2020.

CEO - Stephen Croskrey

Year	Summary Comp Table (SCT) ($)	Less SCT Equity Awards	Plus: FV at FYE of Unvested Equity Awards Granted in Fiscal Year ($)	Plus: Annual Change in Value of Prior Year Awards that Remain Unvested ($)	Plus: Value of New Vested Awards	Plus: Change in Value of Prior Year Awards that Vested During Year	Compensation Actually Paid (CAP)
2022	6,809,012	(5,921,074)	2,527,337	(16,283,901)	-	(1,500,634)	(14,369,261)
2021	71,863,603	(68,293,056)	23,450,976	(38,550,338)	-	-	(11,528,814)

Other Non-PEO NEOs

Year	Summary Comp Table (SCT) ($)	Less SCT Equity Awards	Plus: FV at FYE of Unvested Equity Awards Granted in Fiscal Year ($)	Plus: Annual Change in Value of Prior Year Awards that Remain Unvested ($)	Plus: Value of New Vested Awards	Plus: Change in Value of Prior Year Awards that Vested During Year	Compensation Actually Paid (CAP)
2022	1,228,498	(1,724,985)	956,472	(6,225,028)	-	(2,182,890)	(7,945,911)
2021	14,273,693	(13,894,449)	2,678,543	(10,028,750)	-	427,073	(6,541,869)

Employment Agreements

Employment Agreement with Stephen E. Croskrey

On July 23, 2021, the Company and Stephen Croskrey entered into an Amended and Restated Employment Agreement (“Croskrey Employment Agreement”), which amended and restated the 2020 Croskrey Employment Agreement in its entirety. The Croskrey Employment Agreement ends on December 31, 2024, unless earlier terminated in accordance with its terms. The Croskrey Employment Agreement provides that Mr. Croskrey shall continue to serve as Chief Executive Officer and Chairman of the Board of the Company, and provides for an annual base salary of $875,000, effective as of January 1, 2021. The Croskrey Employment Agreement also provides that upon satisfaction of performance targets to be established by the Board, Mr. Croskrey will be paid an annual incentive award for such year equal to between 1.25 times his Annual Base Salary and 2.5 times his Annual Base Salary.

Under the Croskrey Employment Agreement, each year during the term Mr. Croskrey will receive a long-term incentive award, of which 50% shall be in the form of performance stock awards to vest upon satisfaction of the performance targets to be established by the Board of Directors for each such year and 50% shall be in the form of stock options. In the event that such performance stock awards and/or stock options awarded to Mr. Croskrey are not available to be issued to Mr. Croskrey for any reason, then the Company shall pay to Mr. Croskrey, upon the exercise of such long term incentive award, in the case of an option, or the vesting of such award, in the case of performance stock awards, an amount in cash equal to the notional value that each such performance stock award and/or stock option would have had on the date of such exercise or vesting, as the case may be, as though it had been granted to Mr. Croskrey on the date of grant, as applicable. In the event that the Company is unable for any reason to issue to Mr. Croskrey stock options, performance stock awards, other equity based awards or shares of common stock, whether underlying such awards or otherwise, that the Company has contractually agreed to in prior agreements with Mr. Croskrey, then the Company shall be contractually obligated to pay to Mr. Croskrey, upon the exercise or vesting, as the case may be, of any such awards, an amount in cash equal to the notional value that each such stock option, performance stock award or other equity based award would have had on the date of such exercise or vesting as though it had been granted to Mr. Croskrey on the date such other agreement giving rise to such award was entered into; provided that in either such case, any such cash payment shall be payable over a period of three years in equal quarterly instalments, starting with the date of the exercise or vesting, as the case may be, of such award. The cash-settlement provision in respect of equity awards described above is hereinafter referred to as the “Cash-Settlement Right.”

Under the Croskrey Employment Agreement, Mr. Croskrey is also eligible to participate in employee benefit plans offered to the Company’s executives, the Company shall provide Mr. Croskrey with the use of a reasonably acceptable rental home or apartment at market rates in the Bainbridge, Georgia area, and will also provide Mr. Croskrey with the use of a corporate vehicle.

Upon a termination of Mr. Croskrey’s employment (a) by the Company without cause, (b) by Mr. Croskrey for good reason, or (c) by the Company or any successor either upon the occurrence of a change in control (or within one year thereafter), and provided that Mr. Croskrey delivers to the Company a waiver and release of claims: (i) Mr. Croskrey will receive an amount in cash equal to 24 months of his annual base salary; (ii) Mr. Croskrey will receive the annual incentive award as of the date of termination; (iii) any unvested equity awards that are held by Mr. Croskrey, other than any unvested performance stock award portion of any long term incentive award (“excluded award”), shall automatically vest and become exercisable (as applicable) as of the date of termination, provided that with respect to any excluded award, in the event of such termination, and provided Mr. Croskrey remains on the Board following such termination, the excluded award will remain in effect and continue to vest in accordance with its terms so long as Mr. Croskrey remains on the Board, and the long term incentive performance targets established with respect to such excluded award shall be deemed achieved in the event that such termination arises in connection with a change in control; provided further that with respect to such termination where Mr. Croskrey does not remain on the Board of Directors, any such excluded award will vest pro rata in accordance with its terms if the related long term incentive performance targets established with respect thereto as of the date of termination have been achieved, with such long term incentive performance targets being deemed achieved in the case of a termination in connection with a change in control; and (iv) in the event that Mr. Croskrey is entitled to and elects to utilize coverage under Section 4980B of the Code (“COBRA Coverage”), Mr. Croskrey shall be reimbursed for COBRA Coverage for he and his dependents for the lesser of 24 months following termination or the date that the COBRA Coverage terminates in accordance with its terms.

The Croskrey Employment Agreement also contains certain restrictive covenants pursuant to which Mr. Croskrey is subject to non-competition and non-solicitation obligations during the term of thereof and for a period of 12 months following his termination. The Croskrey Employment Agreement also contains customary non-disparagement covenants and confidentiality obligations to which Mr. Croskrey is subject.

All payments and benefits provided under the Croskrey Employment Agreement shall be subject to any compensation recovery or clawback policy as required under applicable law, rule or regulation or otherwise adopted by the Company from time to time.

Employment Agreement with Michael A. Hajost

On January 16, 2022, the Company and Michael A. Hajost entered into an Employment Agreement (the “Hajost Employment Agreement”), which provides for a four-year term commencing on February 7, 2022 and continuing through February 6, 2026, unless earlier terminated in accordance with its terms. Under the Hajost Employment Agreement, Mr. Hajost initially served as special advisor to the CEO and became the Company’s Chief Financial Officer effective as of March 8, 2022.

Under the Hajost Employment Agreement, Mr. Hajost earns an annual base salary of $400,000. Additionally, Mr. Hajost was entitled to the following one-time equity awards in connection with the commencement of his employment: (i) a restricted stock unit (“RSU”) award with a target grant date value of $150,000, which vested on the one-year anniversary of the commencement date of Mr. Hajost’s employment; (ii) a RSU award with a target grant date value of $400,000, one-third of which will vest on each of the first, second and third anniversaries of the commencement date; and (iii) a stock option award with a target grant date value of $400,000, one-third of which will vest on each of the first, second and third anniversaries of the commencement date. The Hajost Employment Agreement also provides that upon satisfaction of performance targets to be established by the Board, Mr. Hajost will be entitled to receive an annual cash bonus award for each year having a target equal to 75% of annual base salary with a maximum of 100% of annual base salary.

The Hajost Employment Agreement states that each year during the term, and promptly following the commencement date of Mr. Hajost’s employment with respect to 2022, Mr. Hajost will receive a long term incentive award having a target grant date value of $400,000, of which 50% will be in the form of a performance stock award, vesting on the third anniversary of the grant date and subject to satisfaction of the performance target established by the Board with respect to such award, and 50% will be in the form of stock options vesting in equal one-third installments on each of the first, second and third anniversaries of the grant date of such stock option.

Under the Hajost Employment Agreement, Mr. Hajost is also eligible to participate in employee benefit plans offered to the Company’s executives. Mr. Hajost was also entitled to reimbursement for his relocation expenses. Mr. Hajost is also entitled to an annual car allowance equal to $12,000.

Upon a termination of Mr. Hajost’s employment by the Company without cause, and provided that Mr. Hajost delivers to the Company a waiver and release of claims: (i) Mr. Hajost will continue to receive his base salary for 12 months, or 24 months if his employment is terminated by the Company or any successor of the Company either upon the occurrence of a change in control or within one year thereafter; and (ii) any unvested equity awards that are held by Mr. Hajost, other than any unvested performance stock award portion of any long term incentive award (an “excluded award”), will automatically vest and become exercisable (as applicable) as of the date of termination, provided that with respect to any excluded award, in the case of a termination in connection with a change in control, such long term incentive performance targets will be deemed achieved.

The Hajost Employment Agreement also contains certain restrictive covenants pursuant to which Mr. Hajost is subject to non-competition and non-solicitation obligations during the term thereof and for a period of 12 months following his termination or, if he is receiving 24 months of severance as a result of being terminated without cause in connection with a change of control, 24 months. The Hajost Employment Agreement also contains customary non-disparagement covenants and confidentiality obligations to which Mr. Hajost is subject.

All payments and benefits provided under the Hajost Employment Agreement will be subject to any compensation recovery or clawback policy as required under applicable law, rule or regulation or otherwise adopted by the Company from time to time.

Employment Agreement with Phillip Van Trump

On August 31, 2020, Mr. Van Trump entered into an Amended and Restated Employment Agreement (the “Van Trump Employment Agreement”) with Legacy Danimer.

Under the Van Trump Employment Agreement, each of Mr. Van Trump earns a salary of $300,000 per year, subject to annual discretionary adjustments, and is entitled to an annual bonus under Danimer’s employee bonus plan, if any, or as otherwise approved by Danimer’s Board of Directors.

Under the Van Trump Employment Agreement, Mr. Van Trump is eligible to participate in employee benefit programs available to similarly situated employees and to use of a Danimer-owned automobile. The Van Trump Employment Agreement also provides that Mr. Van Trump will be entitled to participate in certain of Danimer’s equity incentive plans for executives and employees and receive annual equity awards thereunder, and provides that Mr. Van Trump shall be granted a stock option for 10,000 shares of Legacy Danimer’s common stock, at an exercise price of $63 per share, vesting in three, approximately equal, annual installments, beginning on September 1, 2021. These options for Legacy Danimer common stock have been converted into options to purchase shares of Common Stock.

Pursuant to the Van Trump Employment Agreement, upon a termination of Mr. Van Trump’s employment by Danimer without cause but not in connection with a change in control of Danimer, Mr. Van Trump will receive his annual base salary for 24 months following the date of his termination.

Pursuant to the Van Trump Employment Agreement, upon a termination of Mr. Van Trump’s employment by Danimer without cause in connection with a change in control of Danimer or within 12 months following a change in control of Danimer, Mr. Van Trump will receive his annual base salary for 24 months following the date of his termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2022, with the exception of Stuart Pratt, none of the members of our Compensation Committee (i) served as an officer or employee of Danimer or its subsidiaries; (ii) was formerly an officer of Danimer or its subsidiaries; or (iii) entered into any transactions with Danimer or its subsidiaries. Mr. Pratt is a member of the Board, was a member of our Compensation Committee through May 5, 2021, is the former chairman of the board of directors of Legacy Danimer and has entered into certain transactions with Legacy Danimer and Danimer. See “Certain Relationships and Related Transactions”.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under the SEC’s rules, a related person is a director, officer, nominee for director, or five percent (5%) stockholder of the Company since the beginning of fiscal year 2021 and their immediate family members. In addition, under the SEC’s rules, a related person transaction is a transaction or series of transactions in which the company is a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Mr. Croskrey leases a house from Danimer in Brinson, Georgia for a rental fee of $1,000 per month and has an option to purchase such property from Danimer, which option continues co-terminously with Mr. Croskrey’s employment as Chief Executive Officer of Danimer.

Pursuant to a letter agreement, dated as of August 12, 2021, between the Company and Mr. Pratt, in the event that the Company is unable to issue shares of common stock to Mr. Pratt in connection with stock options or restricted stock awards that the Company had previously granted, then the Company shall be contractually obligated to pay Mr. Pratt, upon the exercise of such options or the vesting of such restricted stock, an amount in cash equal to the notional value of each such stock option or restricted stock on such date; provided that any such cash payments shall be payable over a period of three years in equal quarterly instalments, starting with the date of the exercise or vesting of such awards.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee is responsible for reviewing and approving all related person transactions. In addition, the Board has a general practice of requiring directors interested in a transaction not to participate in deliberations or to vote upon transactions in which they have an interest, and to be sure that transactions with directors, executive officers and major stockholders are on terms that align the interests of the parties to such agreements with the interests of the stockholders.

These practices are undertaken pursuant to written policies and procedures contained in: (i) the Charter of the Audit Committee of the Company’s Board of Directors, which vests the Audit Committee with the responsibility for the Company’s compliance with legal and regulatory requirements; (ii) the Company’s Corporate Governance Guidelines, which vests in the Board and its committees the specific function of ensuring processes are in place for maintaining the integrity of compliance with law and ethics, and requiring that directors recuse themselves from any discussion or decision affecting their personal, business or professional interests; and (iii) the Company’s Code of Business Conduct and Ethics, which requires compliance with applicable laws and regulations, the avoidance of conflicts of interest, and prohibits the taking of corporate opportunities for personal benefit. In addition, as a Delaware corporation, the Company is subject to Section 144 of the DGCL, which provides, among other things, that related party transactions involving the Company and its directors or officers need to be approved by a majority of disinterested directors or a duly authorized committee of the Board comprised of disinterested directors after disclosure of the material facts relating to the interested transaction in question.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP audited the financial statements of the Company as of and for the year ended December 31, 2022. The Board, upon recommendation of the Audit Committee, desires to continue the services of KPMG LLP as of and for the current year ending December 31, 2023. Accordingly, the Board recommends that the stockholders ratify at the Meeting the appointment by the Board of the firm of KPMG LLP to serve as the Company's independent registered public accounting firm as of and for the current year ending December 31, 2023. Representatives of that firm will be available at the Meeting, shall have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate stockholders questions that have been submitted in advance of the Meeting. Although ratification by stockholders is not required by our Amended and Restated Bylaws, our Charter of the Audit Committee or applicable law, and is not a binding proposal, the Audit Committee has determined that requesting ratification by stockholders of its selection of KPMG LLP as our independent registered public accounting firm is a matter of good corporate practice. In the event the stockholders do not ratify the appointment of KPMG LLP, the appointment will be reconsidered by the Audit Committee and the Board.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR

RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aggregate fees for professional services rendered for Danimer by KPMG LLP for the fiscal years ended December 31, 2022 and 2021 were as follows, in thousands:

	2022	2021
Audit Fees	$1,358	$1,655
Audit Related Fees	3	3
Tax Fees	-	9
All Other Fees	-	199
Total	$1,361	$1,866

Audit Fees. KPMG was engaged as the Company's independent registered public accounting firm to audit its financial statements included in its Annual Report on Form 10-K, the quarterly reviews of its financial statements included in its Reports on Form 10-Q, services related to regulatory filings made with the SEC and comfort letters.

Audit-Related Fees. These consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements but are not reported in the prior paragraph. These fees are related to subscriptions to online accounting, educational, and public company transition matters.

Tax Fees. These consist of tax compliance and preparation services for the year ended December 31, 2021 . There were no tax fees for the year ended December 31, 2022.

All Other Fees. These consist of fees for other professional services provided during the year ended December 31, 2021. These fees related to an internal control over financial reporting readiness assessment for the fiscal year ended December 31, 2021. There were no other fees for the year ended December 31, 2022.

Auditor Independence. The Audit Committee has considered the non-audit services provided by KPMG and determined that the provision of such services had no effect on KPMG’s independence from the Company.

Audit Committee Pre-Approval Policy and Procedures. The Audit Committee must review and pre-approve all audit and non-audit services provided by KPMG, which was our independent registered public accounting firm as of December 31, 2022, and has adopted a Pre-Approval Policy. In conducting reviews of audit and non-audit services, the Audit Committee will determine whether the provision of such services would impair the auditor’s independence. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. Any proposed services exceeding pre-approved fee ranges or limits must be specifically pre-approved by the Audit Committee.

Requests or applications to provide services that require pre-approval by the Audit Committee must be accompanied by a statement of the independent auditors as to whether, in the auditor’s view, the request or application is consistent with the SEC’s and the Public Company Accounting Oversight Board’s rules on auditor independence. Each pre-approval request or application must also be accompanied by documentation regarding the specific services to be provided.

The Audit Committee has not waived the pre-approval requirement for any services rendered by KPMG to the Company. All of the services provided by KPMG to the Company described above were pre-approved by the Audit Committee.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present any other matter for action at the Meeting other than as set forth in the Notice of Annual Meeting and this Proxy Statement. If any other matter properly comes before the Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the Proxy Card.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and any persons who own more than 10% of our capital stock to file with the SEC (and, if such security is listed on a national securities exchange, with such exchange) various reports as to ownership of such capital stock. Such persons are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of the reports filed with the SEC and representations submitted by the directors and executive officers of the Company, we believe that all Section 16(a) filings requirements were timely met for fiscal years 2021 and 2022, except for one Form 4 each for Stephen Croskrey, Gregory Calhoun, Dr. Isao Noda, Stuart Pratt, Scott Tuten and Phil Van Trump. All of the foregoing late filings related to involuntary distributions of shares to directors and executive officers and were filed late due to a single administrative oversight with respect to such distributions.

FORM 10-K

We will provide, without charge, to each stockholder as of the Record Date, upon our receipt of a written request of the stockholder, a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, including the financial statements and schedules, as filed with the SEC. Stockholders should direct the written request to Danimer Scientific, Inc., 140 Industrial Boulevard, Bainbridge, GA 39817, Attention: Corporate Secretary.

HOW TO PARTICIPATE IN THE VIRTUAL-ONLY MEETING

Q. How may I participate in the Meeting?

A. To participate in the Meeting, go to https://www.cstproxy.com/danimerscientific/2023.

If you are a stockholder of record as of April 10, 2023, the record date for the Meeting, you should enter your name, email address and control number and press enter. You will be then allowed into the virtual meeting portal.

If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the virtual-only Meeting you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of the Company’s common stock you held as of the record date, your name and email address. You then must submit a request for registration to Continental Stock Transfer and Trust Company: (1) by email to proxy@continentalstock.com; (2) by facsimile to (212) 509-5152 or (3) by mail to Continental Stock Transfer and Trust Company, 1 State Street Floor 30, New York City, NY 10275-0741. Requests for registration must be labeled as “Legal Proxy” and be received by Continental Stock Transfer and Trust Company no later than 5:00 p.m. Eastern time on May 26, 2023.

Q. May I revoke a previously submitted proxy or otherwise change my vote at the Meeting?

A. Yes. You may change or revoke your vote by writing to us, by submitting another properly signed Proxy Card with a more recent date, or by voting again by Internet voting options described below. If your shares are held in “street name” through a bank, broker or other nominee, any changes need to be made through them. Your last vote will be the vote that is counted. Unless revoked, a proxy will be voted at the virtual-only Meeting in accordance with the stockholder’s indicated instructions. In the absence of instructions, proxies will be voted FOR the election of each nominee for director named in this Proxy Statement (Proposal 1); and FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2).

Q. How do I vote at the Meeting?

A. If you are a stockholder of record as of April 10 2023, the record date for the annual meeting, you may vote during the Meeting by (a) visiting https://www.cstproxy.com/danimerscientific/2023 and following the on screen instructions (have your Proxy Card available when you access the webpage), or (b) submitting your Proxy Card by mail by using the previously provided self-addressed, stamped envelope.

If your shares are held in “street name” through a bank, broker, or other nominee, in order to vote during the Meeting you must first obtain a “legal proxy” from your bank, broker, or other nominee and register with Continental Stock Transfer and Trust Company as described above in order for you to participate in the Meeting. You then may vote by following the instructions provided to you by Continental Stock Transfer and Trust Company.

Whether or not you expect to participate in the Meeting, the Board of Directors urges stockholders to submit a proxy to vote your shares in advance of the meeting by (a) visiting https://www.cstproxy.com/danimerscientific/2023 and following the on screen instructions (have your proxy card available when you access the webpage), or (b) submitting your Proxy Card by mail by using the previously provided self-addressed, stamped envelope. Submitting a proxy will not prevent you from revoking a previously submitted proxy or changing your vote as described above, but it will help to secure a quorum and avoid added solicitation costs.

Stockholders may submit a question online in advance of the meeting. Questions submitted by stockholders must be directly related to the ballot items in this proxy statement. Stockholders who wish to submit a question in advance may do so by emailing us at: ir@danimer.com. Stockholders can also access copies of the proxy statement and annual report in the Investor Relations section of our website.

A final report of the inspector of election and answers to relevant questions asked by investors in connection with the annual meeting will be posted in the Investor Relations section of our website.

In addition, we will offer technical support for all stockholders attending the meeting.

Q. Who can help answer any other questions I might have?

A. If you have any questions concerning the Meeting (including accessing the Meeting by virtual means) or would like additional copies of the Proxy Statement or need help voting your shares of Danimer common stock, please contact our transfer agent:

Continental Stock Transfer and Trust Company

1 State Street, 30th Floor

New York, NY 10004

Phone Number: (917) 262-2373

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and Proxy Card for presentation at our 2024 Annual Meeting, the proposal must be received by us at our principal executive offices by March 2, 2023 (or, if the 2024 Annual Meeting is called for a date not within 30 calendar days before or after June 1, 2024, within a reasonable time before we begin to print and mail our proxy materials for the meeting). The proposal should be sent to the attention of: Corporate Secretary, Danimer Scientific, Inc., 140 Industrial Boulevard, Bainbridge, GA 39817 and must include the information and representations that are set out in Exchange Act Rule 14a-8.

Under our Bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at a meeting of our stockholders outside of the requirements set forth in Exchange Act Rule 14a-8. These procedures provide that nominations for director nominees and/or an item of business to be introduced at a meeting of our stockholders must be submitted in writing to the Corporate Secretary of the Company at our principal executive offices. Any written submission by a stockholder including a director nomination and/or item of business to be presented at a meeting of our stockholders must comply with the procedures and such other requirements as may be imposed by our Bylaws, Delaware law, the rules and regulations of the SEC and must include the information necessary for the Board of Directors to determine whether the candidate qualifies as independent.

We must receive notice of the intention to introduce a director nomination or to present an item of business at our 2024 Annual Meeting of Stockholders (a) not less than ninety (90) days nor more than one hundred twenty (120) days prior to June 1, 2024, if our 2024 Annual Meeting of Stockholders is held within thirty (30) days before or after June 1, 2024; or (b) not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first, in the event our 2024 Annual Meeting of Stockholders is not held within thirty (30) days before or after June 1, 2024. In the event we call a special meeting of our stockholders, we must receive your intention to introduce a director nomination or to present an item of business at the special meeting of stockholders not later than the close of business on the tenth (10th) day following the day on which the notice of such special meeting of stockholders was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

If we do not receive notice within the prescribed dates, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

In addition, nominations or proposals not made in accordance herewith may be disregarded by the chairman of the meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposals may be disregarded.

FOR THE BOARD OF DIRECTORS

Stephen A. Martin

Corporate Secretary

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet - QUICK ▯▯▯ EASY
IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

DANIMER SCIENTIFIC, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 31, 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend:
https://www.cstproxy.com/danimerscientific/2023

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▯ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▯

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1. Election of Directors

(1) Stephen E. Croskrey
(2) John P. Amboian
(3) Richard Hendrix
(4) Philip Gregory Calhoun
(5) Gregory Hunt
(6) Dr. Isao Noda
(7) Stuart W. Pratt
(8) Cynthia Cohen
(9) Allison M. Leopold Tilley

FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

CONTROL NUMBER

Signature____________________**Signature, if held jointly**____________________**Date**________**, 2023**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

To view the 2023 Proxy Statement, 2022 Annual Report and to Attend the Annual Meeting, please go to: https://www.cstproxy.com/danimerscientific/2023

⌶ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ⌶

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

DANIMER SCIENTIFIC, INC.

ANNUAL MEETING OF STOCKHOLDERS
JUNE 1, 2023

The undersigned appoints Stephen E. Croskrey and Michael A. Hajost, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Class A Common Stock of Danimer Scientific, Inc. held of record by the undersigned at the close of business on April 10, 2023, at the Annual Meeting of Stockholders of Danimer Scientific, Inc. to be held on June 1, 2023, at 10:00 a.m., Eastern Time, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NINE NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)